As filed with the Securities and Exchange Commission on March 30, 2017
Registration No. 333-214124

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
(Amendment No. 3 )

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0224167
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
(858) 673-8600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

S. James Miller, Jr.
President and Chief Executive Officer
ImageWare Systems, Inc.
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
(858) 673-8600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to
Daniel W. Rumsey, Esq.
Jessica R. Sudweeks, Esq.
Disclosure Law Group, a Professional Corporation
600 West Broadway, Suite 700
San Diego, CA 92101
(619) 272-7050

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)		Proposed Maximum Aggregate Offering Price Per Unit (1)(2)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.01 per share	—		—		$—		$—
Preferred Stock, par value $0.01 per share	—		—		—		—
Warrants	—		—		—		—
Rights	—		—		—		—
Total Primary Offering	—		—		$15,000,000		1,738.50	(3)(7)
Secondary Offering:
Series G Convertible Preferred Stock, par value $0.01 per share	6,021		$1,000		6,021,000		$697.83	(7)
Common Stock, par value $0.01 per share	6,111,238	(5)	$1.05	(6)	6,416,800	(6)	743.71	(7)
(1)

With respect to the primary offering, such indeterminate number or amount of common stock, preferred stock, and warrants to purchase shares of common stock, or any combination of the foregoing securities, and rights, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $15,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder.

(2)
Subject to footnote (1), there are also being registered hereunder an indeterminate number of shares of preferred stock or common stock that may be issued upon conversion of, or in exchange for preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(3)
With respect to the primary offering, estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Securities Act Rule 457(o) and General Instruction II.D of Form S-3, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

(4)	Calculated in accordance with Securities Act Rule 457(a).
(5)
Includes (i) 1,333,333 shares issuable upon conversion of shares of the Registrant’s Series F Convertible Preferred Stock (“Series F Preferred”), (ii) 4,014,000 shares issuable upon conversion of shares of the Registrant’s Series G Convertible Preferred Stock (“Series G Preferred”), (iii) an estimated 190,476 shares issuable as payment of accrued dividends on shares of Series F Preferred (“Series F Dividend Shares”), and (iv) an estimated 573,429 shares issuable as payment of accrued dividends on shares of Series G Preferred (“Series G Dividend Shares”). Series F Dividend Shares and Series G Dividend shares estimated based on the closing price of the Registrant’s common stock on March 30, 2017, as reported on the OTCQB Marketplace.

(6)
Estimated solely for the purpose of calculating the registration fee for the secondary offering pursuant to Securities Act Rule 457(c), based on the average of the high and low prices of the Registrant’s Common Stock on the OTCQB Marketplace on March 30, 2017.

(7)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell any of these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated March 30, 2017

PRELIMINARY PROSPECTUS

$15,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS

6,021 SHARES OF SERIES G CONVERTIBLE PREFERRED STOCK AND
6,111,238 SHARES OF COMMON STOCK OFFERED BY
SELLING STOCKHOLDERS

By this prospectus and accompanying prospectus supplements, we may, from time to time, offer and sell, in one or more offerings, shares of common stock and preferred stock, either separately or represented by warrants or rights, either separately or together in any combination, in one or more offerings. The preferred stock and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock. The rights may be exercisable for common or preferred stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $15,000,000.
We may offer and sell the securities described in this prospectus and any prospectus supplement directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

In addition, the stockholders identified in the section titled “Selling Stockholders” on page 9 of this prospectus, or any applicable prospectus supplement, from time to time, offer and sell up to an aggregate of up to 6,021 shares of our Series G Convertible Preferred Stock and up to 6,111,238 shares of our common stock in one or more offerings. Please see the section titled “Selling Stockholders” on page 9 of this prospectus, for a more detailed description of the securities that may be offered by the selling stockholders.

This prospectus does not necessarily mean the selling stockholders will offer or sell the securities identified herein. We will receive no proceeds from any sale of securities by the selling stockholders, but we have agreed to pay certain expenses relating to the registration of such securities. The selling stockholders may from time to time offer and resell, transfer or otherwise dispose of any or all of the securities covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. See “Plan of Distribution” on page 11 below for more information.

               Our common stock is quoted on the OTCQB Marketplace under the symbol “IWSY”. The last reported sale price of our common stock on March 30, 2017 was $1.05 per share.
   Investing in our securities involves risks. See the section entitled “Risk Factors” in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  [               ], 2017

IMAGEWARE SYSTEMS, INC.

-i-

ABOUT THIS PROSPECTUS
   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus, in one or more offerings, for up to a maximum aggregate offering price of $15,000,000. In addition to securities we may offer and sell, the selling stockholders identified herein may, from time to time, offer and sell up to an aggregate of 6,021 shares of our Series G Convertible Preferred Stock and up to 6,111,238 shares of our common stock in one or more offerings.
   With respect to the shelf registration, this prospectus provides you with a general description of the securities we may offer. Each time we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy the securities in any jurisdictions in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS
Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

BUSINESS OVERVIEW

We are a pioneer and leader in the market for biometrically enabled software-based identity management solutions. We develop mobile and cloud-based identity management solutions providing biometric, secure credential and law enforcement technologies. Our patented biometric product line includes our flagship product, the Biometric Engine®, a hardware and algorithm independent multi-biometric engine that enables the enrollment and management of unlimited population sizes.  Our identification products are used to create, issue and manage secure credentials, including national IDs, passports, driver's licenses, smart cards and access control credentials. Our digital booking products provide law enforcement with integrated mug shots, fingerprint live scans, and investigative capabilities.  We are headquartered in San Diego, California, with offices in Portland, Oregon, Mexico, and Ottawa, Ontario.

Historically, we have marketed our products to government entities at the federal, state and local levels, however, the emergence of cloud based computing - a mobile market that demands increased security and interoperable systems, and the proven success of our products in the government markets, has enabled us to enlarge our target market focus to include the emerging consumer and non-government enterprise marketplace.

Our biometric technology is a core software component of an organization’s security infrastructure and includes a multi-biometric identity management solution for enrolling, managing, identifying and verifying the identities of people by the physical characteristics of the human body. We develop, sell and support various identity management capabilities within government (federal, state and local), law enforcement, commercial enterprises, and transportation and aviation markets for identification and verification purposes. Our IWS Biometric Engine is a patented biometric identity management software platform for multi-biometric enrollment, management and authentication, managing population databases of virtually unlimited sizes. It is hardware agnostic and can utilize different types of biometric algorithms.  It allows different types of biometrics to be operated at the same time on a seamlessly integrated platform.  It is also offered as a Software Development Kit based search engine, enabling developers and system integrators to implement a biometric solution or integrate biometric capabilities into existing applications without having to derive biometric functionality from pre-existing applications.  The IWS Biometric Engine combined with our secure credential platform, IWS EPI Builder, provides a comprehensive, integrated biometric and secure credential solution that can be leveraged for high-end applications such as passports, driver licenses, national IDs, and other secure documents.

We also offer clients a cloud based biometric solution, GoVerifyID, which provides end-to-end, enterprise-ready, mobile biometric user authentication.  GoVerifyID is an ultra-scalable, multi-modal Software-as-a-Service biometric engine that can process hundreds of millions of transactions.  GoVerifyID supports all current and future biometric modalities for in-band and out-of-band authentication. GoVerifyID requires no additional coding or hardware, and requires only minimal IT resources.  It ensures user privacy and security via anonymous biometric matching in the cloud.

Our law enforcement solutions enable agencies to quickly capture, archive, search, retrieve, and share digital images, fingerprints and other biometrics as well as criminal history records on a stand-alone, networked, wireless or Web-based platform. We develop, sell and support a suite of modular software products used by law enforcement and public safety agencies to create and manage criminal history records and to investigate crime. Our IWS Law Enforcement solution consists of five software modules: Capture and Investigative modules, which provide a criminal booking system with related databases as well as the ability to create and print mug photo/SMT image lineups and electronic mugbooks; a Facial Recognition module, which uses biometric facial recognition to identify suspects; a Web module, which provides access to centrally stored records over the Internet in a connected or wireless fashion; and a LiveScan module, which incorporates LiveScan capabilities into IWS Law Enforcement providing integrated fingerprint and palm print biometric management for civil and law enforcement use.  The IWS Biometric Engine is also available to our law enforcement clients and allows them to capture and search using other biometrics such as iris or DNA.

Our secure credential solutions empower customers to create secure and smart digital identification documents with complete ID systems. We develop, sell and support software and design systems which utilize digital imaging and biometrics in the production of photo identification cards, credentials and identification systems. Our products in this market consist of IWS EPI Suite and IWS EPI Builder (“SDK”).  These products allow for the production of digital identification cards and related databases and records and can be used by, among others, schools, airports, hospitals, corporations or governments.  We have added the ability to incorporate multiple biometrics into the ID systems with the integration of IWS Biometric Engine to our secure credential product line.

Our enterprise authentication software includes the IWS Desktop Security product which is a comprehensive authentication management infrastructure solution providing added layers of security to workstations, networks and systems through advanced encryption and authentication technologies. IWS Desktop Security is optimized to enhance network security and usability, and uses multi-factor authentication methods to protect access, verify identity and help secure the computing environment without sacrificing ease-of-use features such as quick login. Additionally, IWS Desktop Security provides an easy integration with various smart card-based credentials including the Common Access Card (“CAC”), Homeland Security Presidential Directive 12 (“HSPD-12”), Personal Identity Verification (“PIV”) credential, and Transportation Worker Identification Credential (“TWIC”) with an organization’s access control process. IWS Desktop Security provides the crucial end-point component of a Logical Access Control System (“LACS”), and when combined with a Physical Access Control System (“PACS”), organizations benefit from a complete door to desktop access control and security model.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to implement our business strategy;

●	anticipated trends and challenges in our business and the markets in which we operate;

●	our expected future financial performance;

●	our expectations regarding our operating expenses;

●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

●	our expectations regarding market acceptance of our products;

●	our ability to compete in our industry and innovation by our competitors;

●	our ability to protect our confidential information and intellectual property rights;

●	our ability to successfully identify and manage any potential acquisitions;

●	our ability to manage expansion into international markets;

●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

●	our ability to recruit and retain qualified sales, technical and other key personnel;

●	our ability to obtain additional financing; and

●	our ability to manage growth.

All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. See the section titled “Risk Factors” and elsewhere in this prospectus for a more complete discussion of these risks, assumptions and uncertainties and for other risks and uncertainties. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements in this prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The following summary of the rights associated with capital stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 30, 2017.

Description of Common Stock

We are authorized to issue 150,000,000 shares of our common stock, $0.01 par value per share, and 4,000,000 shares of preferred stock, $0.01 par value per share.

As of March 30, 2017 we had 91,863,795 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without action by our stockholders. All shares of common stock now outstanding are fully paid and non-assessable.

The holders of our common stock have equal ratable rights to dividends from funds legally available, when, as and if declared by our Board of Directors.  To date, we have not paid any dividends on our common stock. Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors.  The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our certificate of incorporation.

Description of Preferred Stock

Our Board of Directors has the authority, without action by our stockholders to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	restricting dividends on our common stock;

●	diluting the voting power of our common stock;

●	impairing the liquidation rights of our common stock; or

●	delaying or preventing a change in control of our company without further action by our stockholders.

As of March 30, 2017, we had four series of preferred stock outstanding: (i) Series B Convertible Redeemable Preferred Stock, (ii) Series E Convertible Preferred Stock, (iii) Series F Convertible Preferred Stock, and (iv) Series G Convertible Preferred Stock.

Series B Convertible Redeemable Preferred Stock

In April 1995, the Company’s Certificate of Incorporation was amended to designate 750,000 shares of Series B Convertible Redeemable Preferred Stock (“Series B Preferred”) for issuance. Every 5.275 shares of Series B Preferred is convertible into one share of the Company’s common stock.

The holders of Series B Preferred are entitled to cumulative preferred dividends payable at the rate of $0.2125 per share, per annum, subject to legally available funds. Shares of Series B Preferred and accrued but unpaid dividends are convertible at the option of the holder into shares of common stock at a conversion price equal to the original Series B Preferred issue price, as adjusted to prevent dilution.

The holders of Series B Preferred, on an as-converted basis, have the same voting rights per share as common stock; provided, that the holders of Series B Preferred have a special right to elect one director if the Company defaults in the payment of any dividend to the holders of Series B Preferred. The holders of Series B Preferred are entitled to initial distributions of $2.50 per share of Series B Preferred outstanding, upon liquidation and in preference to common shares and any other series of preferred stock plus all accrued but unpaid dividends.

The Company presently has the right to redeem all or some of the outstanding shares of Series B Preferred at a price equal to the original issue price, plus all accrued but unpaid dividends.

The Company had 239,400 shares of Series B Preferred outstanding as of March 30, 2017, and cumulative undeclared dividends of approximately $20,907.

Series E Convertible  Preferred Stock

In January 2015, we filed the Certificate of Designations, Preferences, and Rights of the Series E Convertible Redeemable Preferred Stock (the “Series E Certificate of Designation”), which Series E Certificate of Designation was amended on December 26, 2016, designating 12,000 shares of our preferred stock as Series E Convertible Preferred Stock (“Series E Preferred”). Pursuant to the amended Series E Certificate of Designation, shares of Series E Preferred accrue dividends at a rate of 8% per annum if the Company chooses to pay accrued dividends in cash, and 10% per annum of the Series E Liquidation Preference (defined below) if the Company chooses to pay accrued dividends in shares of common stock, provided, however, that the Company may only make cash dividend payments from positive cash flow received from operations.

Each share of Series E Preferred has a liquidation preference of $1,000 per share (the “Series E Liquidation Preference”) and is convertible, at the option of the holder, into that number of shares of common stock equal to the Series E Liquidation Preference, divided by $1.90.

Each holder of the Series E Preferred is entitled to vote on all matters, together with the holders of common stock, on an as converted basis.

Any time after the six-month period following the issuance date, in the event the arithmetic average of the closing sale price of the Company’s common stock is or was at least $2.85 for twenty (20) consecutive trading days, the Company may redeem all or a portion of the Series E Preferred outstanding upon thirty (30) calendar days prior written notice in cash at a price per share equal to 110% of the Series E Liquidation Preference, plus all accrued and unpaid dividends.  Also, simultaneous with the occurrence of a Change of Control transaction (as defined in the Series E Certificate of Designation), the Company, at its option, shall have the right to redeem all or a portion of the outstanding Series E Preferred in cash at a price per share of Series E Preferred equal to 110% of the Series E Liquidation Preference Amount plus all accrued and unpaid dividends.

The Company had 12,000 shares of Series E Preferred outstanding as of March 30, 2017, and cumulative undeclared dividends of approximately $234,082, assuming we pay the accrued dividends in cash, or $292,603, assuming we pay the accrued dividends in shares of common stock.

Series F Convertible Preferred Stock

In September 2016, we filed the Certificate of Designations, Preferences, and Rights of the Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) with the Delaware Division of Corporations, designating 2,000 shares of our preferred stock as Series F Convertible Preferred Stock (“Series F Preferred”). Shares of Series F Preferred rank junior to shares of Series B Preferred and Series E Preferred, as well as our existing indebtedness, and accrue dividends at a rate of 10% per annum of the Series F Liquidation Preference (defined below), payable on a quarterly basis in shares of common stock (the “Series F Dividend Shares”).

Each share of Series F Preferred has a liquidation preference of $1,000 per share (“Series F Liquidation Preference”), and is convertible, at the option of the holder, into that number of shares of the Company’s common stock equal to the Series F Liquidation Preference, divided by $1.50 (the “Series F Conversion Shares”).

Each holder of the Series F Preferred is entitled to vote on all matters, together with the holders of common stock, on an as converted basis.

Any time after the six-month period following the issuance date, in the event the arithmetic average of the closing sales price of the Company’s common stock is or was at least $2.50 for twenty (20) consecutive trading days, the Company may redeem all or a portion of the Series F Preferred outstanding upon thirty (30) calendar days prior written notice in cash at a price per share equal to 110% of the Series F Liquidation Preference, plus all accrued and unpaid dividends.  Also, simultaneous with the occurrence of a Change of Control transaction (as defined in the Series F Certificate of Designation), the Company, at its option, shall have the right to redeem all or a portion of the outstanding Series F Preferred in cash at a price per share of Series F Preferred equal to 115% of the Series F Liquidation Preference Amount plus all accrued and unpaid dividends.

The Company had 2,000 shares of Series F Preferred outstanding as of March 30, 2017, and cumulative undeclared dividends of approximately $48,767.

Series G Convertible Preferred Stock

In December 2016, we filed the Certificate of Designations, Preferences, and Rights of the Series G Convertible Preferred Stock (the “Series G Certificate of Designation”) with the Delaware Division of Corporations, designating 6,120 shares of our preferred stock as Series G Convertible Preferred Stock (“Series G Preferred”). Shares of Series G Preferred rank junior to shares of Series B Preferred, Series E Preferred, Series F Preferred, as well as our existing indebtedness, and accrue dividends at a rate of 10% per annum of the Series G Liquidation Preference (defined below), payable on a quarterly basis in shares of common stock (the “Series G Dividend Shares”).

Each share of Series G Preferred has a liquidation preference of $1,000 per share (“Series G Liquidation Preference”), and is convertible, at the option of the holder, into that number of shares of the Company’s common stock equal to the Series G Liquidation Preference, divided by $1.50 (the “Series G Conversion Shares”).

Each holder of the Series G Preferred is entitled to vote on all matters, together with the holders of common stock, on an as converted basis.

Any time after the six-month period following the issuance date, in the event the arithmetic average of the closing sales price of the Company’s common stock is or was at least $2.50 for twenty (20) consecutive trading days, the Company may redeem all or a portion of the Series G Preferred outstanding upon thirty (30) calendar days prior written notice in cash at a price per share equal to 110% of the Series G Liquidation Preference, plus all accrued and unpaid dividends.  Also, simultaneous with the occurrence of a Change of Control transaction (as defined in the Series G Certificate of Designation), the Company, at its option, shall have the right to redeem all or a portion of the outstanding Series G Preferred in cash at a price per share of Series G Preferred equal to 115% of the Series G Liquidation Preference Amount plus all accrued and unpaid dividends.

  The Company had 6,021 shares of Series G Preferred outstanding as of March 30, 2017, and cumulative undeclared dividends of approximately $146,813.

Description of Warrants

We may issue warrants for the purchase of our common stock.  As explained below, each warrant, if offered, will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement.  As explained below, warrants may be issued separately or together with equity securities as units.

The particular terms of each issue of warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants;

●	the initial offering price;

●	the aggregate number of warrants and the aggregate number of shares of common stock purchasable upon exercise of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	the exercise price.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the warrants.

Description of Rights
We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

●	the title of the rights;

●	the date of determining the stockholders entitled to the rights distribution;

●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Transfer Agent

Our transfer agent is ComputerShare. The transfer agent’s address is 250 Royal Street, Canton, MA 02021.

Anti-Takeover Effects of Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation and bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●
prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●
at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●
an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

●
permit our Board of Directors to issue up to 4,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

●
provide that the authorized number of directors may be changed only by the vote of a majority of the Company’s shareholders at a properly convened annual meeting, or by the written consent of a majority of the Company’s shareholders, or by the Board of Directors;

●
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and

●
do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

SELLING STOCKHOLDERS

This prospectus also relates to the resale by the stockholders identified below of up to 6,120 shares of Series G Preferred and up to 6,111,238 shares of our common stock, of which 1,333,333 shares are issuable as Series F Conversion Shares, an estimated 190,476 may be issued as Series F Dividend Shares, 4,014,000 are issuable as Series G Conversion Shares and an estimated 573,429 may be issued as Series G Dividend Shares. Shares of our Series F Preferred and Series G Preferred were offered and sold in private placement transactions in September 2016 and December 2016, respectively, each of which are further described below.

Series F Private Placement

On September 7, 2016, we entered into a Securities Purchase Agreement pursuant to which we issued 2,000 shares of Series F Preferred to a single accredited investor for $1,000 per share. As a part of this offering, we agreed to register the shares of common stock issuable as Series F Conversion Shares, as well as Series F Dividend Shares issuable during the 12-month period following the issuance of the shares of Series F Preferred.

Series G Private Placement and Share Exchange

On December 29, 2016, the Company accepted subscription forms from certain accredited investors (the “Series G Investors”) to purchase a total of 1,625 shares of Series G Preferred for $1,000 per share. In addition, the Company received executed exchange agreements from the Series G Investors pursuant to which the Company exchanged an aggregate total of approximately 3.3 million shares of common stock held by the Series G Investors for an aggregate total of 4,396 shares of Series G Preferred.

As a part of these transactions, we agreed to register, on behalf of the Series G Investors, (i) all shares of Series G Preferred issued to the Series G Investors, (ii) the shares of common stock issuable as Series G Conversion Shares, and (iii) Series G Dividend Shares for the 12 month period following the issuance of the shares of Series G Preferred.

Selling Stockholder Table

The selling stockholders identified below may sell the securities registered pursuant to the registration statement of which this prospectus forms a part. This prospectus covers the resale of up to: (i) 6,120 shares of Series G Preferred; (ii) 6,111,238 shares of our common stock, of which 1,333,333 shares are issuable as Series F Conversion Shares, an estimated 190,476 may be issued as Series F Dividend Shares, 4,014,000 are issuable as Series G Conversion Shares and an estimated 573,429 may be issued as Series G Dividend Shares. The selling stockholders are not required to offer any of the securities covered by this prospectus for resale. Since the selling stockholders may sell all, some or none of their securities, we cannot estimate the aggregate number of securities that the selling stockholders will offer pursuant to this prospectus or that the selling stockholders will own upon completion of the offering to which this prospectus relates.

Information about additional selling stockholders may be set forth in a pre-effective and/or post-effective amendment to the registration statement of which this prospectus forms a part, a prospectus supplement, or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Unless otherwise indicated below, no selling stockholder is considered a broker-dealer or affiliated with a broker-dealer.

The following table sets forth information with respect to our common stock beneficially owned by the selling stockholders as of March 30, 2017:

	Shares Beneficially Owned Prior to Resale			Conversion Shares Offered for Resale		Dividend Shares Offered for Resale		Shares Beneficially
	Series G	Common	Shares of Series G Preferred Offered for	Series F Conversion	Series G Conversion	Series F Dividend	Series G Dividend	Series G Preferred (6)		Common Stock (7)
Name of Selling Stockholder	Preferred	Stock (3)	Resale	Shares	Shares	Shares (4)	Shares (5)	Shares	%	Shares	%
CAP I LLC (8)	-	1,381,846	-	1,333,333	-	190,476	-	-	*	48,513	*
CF Special Situation Fund I LP (9)	3,380	3,468,786	3,380	-	2,253,333	-	321,905	-	*	1,215,453	*
CF Special Situation Fund II LP (10)	223	226,257	223	-	148,667	-	21,238	-	*	77,590	*
Charles Frischer	469	2,014,215	469	-	312,667	-	44,667	-	*	1,701,548	*
Ryan R. Crane and Kimberly C. Crane	75	114,591	75	-	50,000	-	7,143	-	*	64,591	*
Kimberly C. Crane	6	36,278	6	-	4,000	-	571	-	*	32,278	*
Ryan R. Crane 401K (11)	78	52,049	78	-	52,000	-	7,429	-	*	49	*
Robert C. Clutterbuck Trust (12)	178	118,779	178	-	118,667	-	16,952	-	*	112	*
Robert T. Clutterbuck Trust (13)	1,553	1,036,305	1,553	-	1,035,333	-	147,905	-	*	972	*
Robert T. Clutterbuck 401K (14)	59	39,370	59	-	39,333	-	5,619	-	*	37	*
			6,021	1,333,333	4,014,000	190,476	573,429

*	Represents less than 1%

(1)	Beneficial ownership amounts and percentages are calculated in accordance with Rule 13d-3 of the Exchange Act.

(2)
Assumes that the selling stockholders will sell all securities saleable pursuant to this prospectus. The registration of the securities identified herein does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)
Includes shares of common stock that may be issued as Series F Conversion Shares and/or Series G Conversion Shares within 60 days of March 30, 2017, but does not include shares that may be issued as Series F Dividend Shares or Series G Dividend Shares, as such amount were not determinable at March 30, 2017.

(4)
Per the Series F Certificate of Designation, the number of shares issuable as Series F Dividend Shares are calculated by dividing the value of the dividend payable a particular payment date, divided by the average closing sales price of the Company’s common stock for the three consecutive trading days prior to the payment date, as reported on the OTCQB Marketplace.

Since the aggregate number of Series F Dividend Shares issuable within the 12 month period following September 7, 2016 is not currently known, this column identifies shares of common stock estimated to be issuable as Series F Dividend Shares within 12 months of September 7, 2016, based on the closing price of the Company’s common stock on March 30, 2017.

(5)
Per the Series G Certificate of Designation, the number of shares issuable as Series G Dividend Shares are calculated by dividing the value of the dividend payable a particular payment date, divided by the average closing sales price of the Company’s common stock for the three consecutive trading days prior to the payment date, as reported on the OTCQB Marketplace.

Since the aggregate number of Series G Dividend Shares issuable within the 12 month period following December 29, 2016 is not currently known, this column identifies shares of common stock estimated to be issuable as Series G Dividend Shares within 12 months of December 29, 2016, based on the closing price of the Company’s common stock on March 30, 2017.

(6)
Assumes that the selling stockholders will sell all of the shares of Series G Preferred saleable pursuant to this prospectus. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(7)
Assumes that the selling stockholders will sell all of the shares of common stock saleable pursuant to this prospectus, including the Series F Conversion Shares, Series F Dividend Shares, Series G Conversion Shares and Series G Dividend Shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(8)	David Sackler, President of CAP I LLC, may be deemed to have voting and investment discretion over the securities identified herein.

(9)	Robert T. Clutterbuck, Managing Partner of CF Special Situation Fund I LP, may be deemed to have voting and investment discretion over the securities identified herein.

(10)	Robert T. Clutterbuck, Managing Partner of CF Special Situation Fund II LP, may be deemed to have voting and investment discretion over the securities identified herein.

(11)	Ryan C. Crane may be deemed to have voting and investment discretion over the securities held by the Ryan C. Crane 401K.

(12)	Robert C. Clutterbuck, Trustee of the Robert C. Clutterbuck Trust, may be deemed to have voting and investment discretion over the securities identified herein.

(13)	Robert T. Clutterbuck, Trustee of the Robert T. Clutterbuck Trust, may be deemed to have voting and investment discretion over the securities identified herein.

(14)	Robert T. Clutterbuck may be deemed to have voting and investment discretion over the securities held by the Robert T. Clutterbuck 401K.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes including, but not limited to capital expenditures, repayment of indebtedness, and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

  We will not receive any of the proceeds from the any securities by the selling stockholders.

PLAN OF DISTRIBUTION

Company Distributions

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Selling Stockholder Distributions

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To facilitate the offering of the shares offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

The Company’s consolidated financial statements of ImageWare Systems, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of ImageWare Systems, Inc.’s internal control over financial reporting as of December 31, 2016, have been audited by Mayer Hoffman McCann P.C. of San Diego, California, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the SEC”). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 30, 2017;
●	Current Report on Form 8-K, filed January 26, 2017;
●	Current Report on Form 8-K, filed on February 16, 2017; and
●
The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 2000, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

ImageWare Systems, Inc.
Attn: Corporate Secretary
10815 Rancho Bernardo Road, Suite 310
San Diego, California 92127
(858) 673-8600

 This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

PROSPECTUS
$15,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
  \
6,021 SHARES OF SERIES G CONVERTIBLE PREFERRED STOCK AND
6,111,238 SHARES OF COMMON STOCK OFFERED BY
SELLING STOCKHOLDERS

[_____________], 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that our expenses in connection with this registration statement will be as follows:

SEC Registration Fee	$3,180.04
Legal Fees and Expenses*	$ 15,000.00
Accounting Fees and Expenses*	$ 4,000.00
Printing and Miscellaneous Expenses*	$ 5,000.00

Total	$27,180.04

* Estimated expenses

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law (the “DGCL”); or

●	for any transaction from which the director derived any improper personal benefit.

Our certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

●	such indemnification is expressly required to be made by law;

●	the proceeding was authorized by the Board of Directors; or

●	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to e indemnified under Article XI of our bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article XI of our bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

             We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

ITEM 16.  EXHIBITS

5.1	Opinion re: Legality
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm - Mayer Hoffman McCann P.C.
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-3, filed on October 14, 2016)

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free-writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free-writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on March 30, 2017.

IMAGEWARE SYSTEMS, INC.

By:	/s/ S. James Miller, Jr.
S. James Miller, Jr.
Chief Executive Officer, President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* S. James Miller, Jr.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	March 30, 2017

* Wayne Wetherell	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	March 30, 2017

* David Loesch	Director	March 30, 2017

* Steve Hamm	Director	March 30, 2017

* David Carey	Director	March 30, 2017

* John Cronin	Director	March 30, 2017

* Neal Goldman	Director	March 30, 2017

* Charles Crocker	Director	March 30, 2017

* Dana Kammersgard	Director	March 30, 2017

* By: /s/ S. James Miller, Jr.
Attorney-in-fact